Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2024 relating to the financial statements of Zapata Computing, Inc. for the year ended December 31, 2023, appearing in Form 8-K of Zapata Computing Holdings Inc. filed on April 3, 2024.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 14, 2024